UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2006

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officer

On May 9, 2006, the Board of Directors of Avalon Pharmaceuticals, Inc. (the "Company") appointed Glen A. Farmer, age 37, as its Principal Accounting Officer. Mr. Farmer had previously served as the Company’s Principal Accounting Officer until January 6, 2006, the effective date of Mr. Farmer's planned resignation from the Company. Subsequent to January 6, 2006, Mr. Farmer determined to remain employed with the Company as its Controller.

Mr. Farmer has served as Controller of the Company since joining the Company in May 2005. Before joining the Company, from 2002 to 2005, he served as Controller for Artesia Technologies, Inc., a provider of digital asset management solutions. Prior to that, from 1992 to 2002, Mr. Farmer held senior accounting positions with IMAKE Software & Services, a software company, Morgenstern & Associates, a law firm, and Ross, Dixon & Bell, a law firm. Mr. Farmer holds a B.S. in Accounting from the University of Maryland and an M.B.A. from Mount St. Mary's University.

No "family relationship," as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Farmer and any director, nominee for election as a director or executive officer of the Company. The Company has not entered into an employment agreement with Mr. Farmer.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

May 12, 2006	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: Genreal Counsel